Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Mike Distefano, (310) 843-4199

Korn Ferry Announces Second Quarter Fiscal 2014

Results of Operations

Key highlights for the second quarter of fiscal 2014 are as follows:

•	Korn Ferry reports record quarterly fee revenue of $238.0 million in Q2 FY’14, an increase of 23% on a constant currency basis compared to Q2 FY’13 (21% at actual exchange rates). Excluding the prior year acquisitions, quarterly fee revenue increased 8% on a constant currency basis from Q2 FY’13.

•	Fee revenue in Executive Recruitment was $140.1 million in Q2 FY’14, which grew 11%, on a constant currency basis, from Q2 FY’13.

•	Fee revenue in Leadership & Talent Consulting was $66.0 million in Q2 FY’14, up 73%, on a constant currency basis, from Q2 FY’13 and up 9% sequentially.

•	Fee revenue in Futurestep was $31.9 million in Q2 FY’14, up 8%, on a constant currency basis, from Q2 FY’13.

•	Q2 FY’14 adjusted EBITDA margin was 15.4% compared to adjusted EBITDA margin of 12.5% in Q2 FY’13.

•	Q2 FY’14 adjusted diluted earnings per share, excluding separation charges of $2.0 million, was a record $0.41 compared to adjusted diluted earnings per share, excluding net restructuring charges of $15.5 million, of $0.25 in Q2 FY’13. Including such costs, Q2 FY’14 and Q2 FY’13 diluted earnings per share was $0.38 and $0.03, respectively.

Los Angeles, CA, December 4, 2013 - Korn Ferry (NYSE: KFY), a single source of leadership and talent consulting services, today announced record second quarter results with fee revenue of $238.0 million and adjusted diluted earnings per share of $0.41, excluding separation charges of $2.0 million. Including such charges, diluted earnings per share was $0.38 in the three months ended October 31, 2013.

“I am extremely proud of what Korn Ferry has accomplished. The second quarter represented the strongest top line results in the company’s history and represents a 23% year over year increase in fee revenue, or 8% excluding the prior year acquisitions, on a constant currency basis. Once again, we delivered strong margin expansion and earnings per share growth in the quarter. Our firm’s alignment to broad talent management offerings is taking hold, as evidenced by our non-Search businesses generating 41% of the revenue mix aided by the performance of the prior year acquisitions – an all-time high,” said Gary D. Burnison, CEO of Korn Ferry. “In the current economy, the winning companies will be those that can find and develop outperforming leaders in an underperforming economy. This environment is creating an opportunity for Korn Ferry – as we help clients drive growth by more effectively linking their business and talent strategies.”

Financial Results

(dollars in millions, except per share amounts)

	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$238.0	$196.2	$466.4	$382.9
Total revenue	$246.2	$204.8	$483.8	$400.8
Operating income	$23.2	$2.8	$39.8	$19.8
Operating margin	9.7%	1.4%	8.5%	5.2%
Net income	$18.8	$1.2	$30.2	$11.6
Basic earnings per share	$0.39	$0.03	$0.63	$0.25
Diluted earnings per share	$0.38	$0.03	$0.62	$0.24

EBITDA Results (a):	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$34.7	$8.9	$60.0	$29.3
EBITDA margin	14.6%	4.6%	12.9%	7.7%

Adjusted Results (b):	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$25.2	$18.3	$48.4	$35.3
Operating margin	10.6%	9.3%	10.4%	9.2%
EBITDA (a)	$36.7	$24.4	$68.6	$44.8
EBITDA margin (a)	15.4%	12.5%	14.7%	11.7%
Net income	$20.0	$11.8	$36.0	$22.2
Basic earnings per share	$0.41	$0.25	$0.75	$0.47
Diluted earnings per share	$0.41	$0.25	$0.74	$0.47

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges (net of recoveries) and/or transaction, integration/acquisition and separation costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliation).
(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Separation costs	$2.0	$—	$4.5	$—
Restructuring charges, net of recoveries	$—	$15.5	$3.7	$15.5
Integration/acquisition costs	$—	$—	$0.4	$—

Fee revenue was $238.0 million in Q2 FY’14, an increase of $41.8 million, or 23% on a constant currency basis (21% at actual exchange rates), compared to Q2 FY’13, primarily due to an increase of $27.6 million and $12.3 million in fee revenue in Leadership & Talent Consulting and Executive Recruitment, respectively. The overall fee revenue increase was driven by fee revenue growth in the life science/healthcare, industrial, technology and financial services sectors. Excluding the PDI Ninth House and Global Novations acquisitions (the “prior year acquisitions”), fee revenue increased 7% in Q2 FY’14 compared to the year-ago quarter (8% on a constant currency basis) to $204.7 million in Q2 FY’14 from $191.0 million in Q2 FY’13.

Compensation and benefit expenses were $161.3 million in Q2 FY’14, an increase of $28.2 million, or 21%, compared to Q2 FY’13. The prior year acquisitions contributed $14.5 million to the increase in compensation and benefit expenses. The remainder of the increase was due to an increase in performance related bonus expense, salaries and related payroll taxes and an increase in expense associated with company contributions to deferred compensation plans. The increase in the performance related bonus expense resulted from an increase in fee revenue and profitability. The increase in salaries and related payroll taxes was due to an increase in the headcount in both Futurestep and Leadership & Talent Consulting.

General and administrative expenses were $35.8 million in Q2 FY’14, an increase of $2.4 million, or 7%, compared to Q2 FY’13. The prior year acquisitions contributed $3.6 million to the increase in general and administrative expenses in Q2 FY’14 compared to Q2 FY’13. Excluding the costs from the prior year acquisitions, there was a decline in general and administrative expenses of $1.2 million during the same period. The decline was due to a gain as a result of favorable exchange rates in Q2 FY’14 compared to Q2 FY’13 and a decrease in business development expenses.

Adjusted EBITDA was $36.7 million in Q2 FY’14, an increase of $12.3 million, or 50%, compared to Q2 FY’13. Adjusted EBITDA margin was 15.4% and 12.5% in Q2 FY’14 and Q2 FY’13, respectively.

On a GAAP basis, operating income was $23.2 million in Q2 FY’14, an increase of $20.4 million, or 729%, compared to Q2 FY’13 resulting in a margin of 9.7% in the current quarter compared to 1.4% in the year-ago quarter.

Balance Sheet and Liquidity

Cash and marketable securities were $314.9 million at October 31, 2013, compared to $366.0 million at April 30, 2013. Cash and marketable securities include $118.0 million held in trust for deferred compensation plans at October 31, 2013, compared to $98.0 million at April 30, 2013. Cash and marketable securities decreased by $51.1 million from April 30, 2013, mainly due to Q1 FY’14 payments of FY’13 annual bonuses and contingent consideration paid to selling shareholders of PDI Ninth House partially offset by cash provided by operating activities.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$140.1	$127.8	$276.7	$255.2
Total revenue	$145.3	$133.1	$287.8	$266.3
Operating income	$28.1	$10.5	$56.4	$32.9
Operating margin	20.1%	8.1%	20.4%	12.9%

Ending number of consultants	412	402	412	402
Average number of consultants	414	409	406	401
Engagements billed	2,965	2,656	4,690	4,377
New engagements (a)	1,300	1,172	2,516	2,381

EBITDA Results (b):	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$30.7	$12.5	$61.2	$37.4
EBITDA margin	21.9%	9.8%	22.1%	14.7%

Adjusted Results (c):	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$28.1	$21.2	$57.7	$43.6
Operating margin	20.1%	16.6%	20.9%	17.1%
EBITDA (b)	$30.7	$23.2	$62.5	$48.1
EBITDA margin (b)	21.9%	18.2%	22.6%	18.9%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$10.7	$1.3	$10.7

Executive Recruitment

Fee revenue was $140.1 million in Q2 FY’14, an increase of $12.3 million, or 11% on a constant currency basis (10% at actual exchange rates), compared to Q2 FY’13. The increase in fee revenue was driven by fee revenue increases in all regions with the largest increases in North America and Asia. This increase is primarily attributed to a 12% increase in the number of executive recruitment engagements billed, partially offset by a 2% decrease in the weighted-average fee billed per engagement compared to the year-ago quarter.

Adjusted EBITDA was $30.7 million during Q2 FY’14, an increase of $7.5 million, or 32%, compared to Q2 FY’13. Adjusted EBITDA margin was 21.9%, in Q2 FY’14 compared to 18.2% in Q2 FY’13. This increase is primarily attributed to the $12.3 million increase in fee revenue in Q2 FY’14 as compared to Q2 FY’13, combined with a decrease of $1.1 million in general and administrative expenses, partially offset by an increase of $6.8 million in compensation and benefit expenses driven primarily by an increase in performance related bonus expense.

On a GAAP basis, operating income was $28.1 million in Q2 FY’14, an increase of $17.6 million, or 168% ($6.9 million, or 33% on an adjusted basis), compared to Q2 FY’13, resulting in an operating margin of 20.1% in the current quarter compared to 8.1% in the year-ago quarter.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$66.0	$38.4	$126.1	$66.8
Total revenue	$68.2	$40.6	$130.3	$70.4
Operating income	$7.0	$6.2	$11.3	$10.5
Operating margin	10.6%	16.3%	9.0%	15.7%

Ending number of consultants (a)	129	72	129	72
Staff utilization (b)	70%	67%	68%	66%

EBITDA Results (c):	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$10.3	$7.3	$17.5	$12.2
EBITDA margin	15.5%	18.9%	13.8%	18.2%

Adjusted Results (d):	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$7.0	$6.9	$12.5	$11.2
Operating margin	10.6%	18.0%	9.9%	16.7%
EBITDA (c)	$10.3	$8.0	$18.7	$12.9
EBITDA margin (c)	15.5%	20.7%	14.7%	19.2%

(a)	Represents number of employees originating consulting services. FY’14 and FY’13 include approximately 70 consultants and 22 consultants, respectively, from the prior year acquisitions.
(b)	Calculated by dividing the number of hours of our full-time LTC professional staff, who recorded time to an engagement during the period, by the total available working hours during the same period.

(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$0.7	$1.2	$0.7

Leadership & Talent Consulting

Fee revenue was $66.0 million in Q2 FY’14, an increase of $27.6 million, or 73% on a constant currency basis (72% at actual exchange rates), from the year-ago quarter. Excluding the prior year acquisitions, fee revenue was essentially flat on a constant currency basis, in Q2 FY’14 compared to Q2 FY’13, but up 3% sequentially.

Adjusted EBITDA was $10.3 million during Q2 FY’14, an increase of $2.3 million, or 29%, compared to Q2 FY’13. Adjusted EBITDA margin was 15.5% compared to 20.7% in Q2 FY’13. The increase in adjusted EBITDA is due to an increase in fee revenue, partially offset by an increase in compensation and benefit expenses, both primarily related to the prior year acquisitions.

On a GAAP basis, operating income was $7.0 million in Q2 FY’14, an increase of $0.8 million, or 13%, compared to Q2 FY’13 driven by an increase in productivity as measured by staff utilization. Operating margin was 10.6% in the current quarter compared to 16.3% in the year-ago quarter.

Selected Futurestep Data

(dollars in millions)

	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Fee revenue	$31.9	$30.0	$63.6	$60.9
Total revenue	$32.7	$31.1	$65.7	$64.1
Operating income	$2.6	$0.2	$5.1	$3.4
Operating margin	8.0%	0.8%	8.0%	5.6%

Engagements billed	1,195	1,152	1,952	2,005
New engagements (a)	620	626	1,245	1,271

EBITDA Results (b):	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
EBITDA	$3.0	$0.5	$6.5	$4.0
EBITDA margin	9.3%	1.9%	10.2%	6.6%

Adjusted Results (c):	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Operating income	$2.6	$3.3	$6.3	$6.5
Operating margin	8.0%	11.1%	9.8%	10.7%
EBITDA (b)	$3.0	$3.6	$7.7	$7.1
EBITDA margin (b)	9.3%	12.1%	12.0%	11.7%

(a)	Represents new engagements opened in the respective period.
(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).
(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’14	FY’13	FY’14	FY’13
Restructuring charges, net of recoveries	$—	$3.1	$1.2	$3.1

Futurestep

Fee revenue was $31.9 million in Q2 FY’14, an increase of $1.9 million, or 8% on a constant currency basis (6% at actual exchange rates), compared to the year-ago quarter. The increase in fee revenue was driven by a 4% increase in the number of engagements billed and a 2% increase in weighted-average fee billed per engagement in Q2 FY’14 compared to Q2 FY’13 driven by increases in recruitment process outsourcing and non-executive and other professional recruitment.

Adjusted EBITDA was $3.0 million during Q2 FY’14, a decrease of $0.6 million, or 17%, compared to Q2 FY’13. Adjusted EBITDA margin decreased to 9.3% in Q2 FY’14 compared to 12.1% in Q2 FY’13. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was primarily due to an increase of $1.9 million in compensation and benefit expenses, an increase in cost of services expense of $0.4 million, and an increase in general and administrative of $0.2 million, partially offset by an increase in fee revenue of $1.9 million. The increase in compensation and benefit expenses was driven by an increase in salaries and related payroll taxes due to a 13% increase in the average headcount primarily associated with an increase in staffing to accommodate a number of larger recruitment process outsourcing contracts won by the Company in the quarter and for which delivery will occur in subsequent periods.

On a GAAP basis, operating income was $2.6 million in Q2 FY’14, an increase of $2.4 million, compared to Q2 FY’13 resulting in an operating margin of 8.0% in the current quarter compared to 0.8% in the year-ago quarter.

Outlook

The third quarter is our seasonal low quarter due to the heavy concentration of holidays which results in lower productivity. Given this and assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, fee revenue is expected to be in the range of $221 million to $237 million in Q3 FY’14 and diluted earnings per share are likely to be in the range of $0.30 to $0.38.

Earnings Conference Call Webcast

The earnings conference call will be held today at 5:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

About Korn Ferry

At Korn Ferry, we design, build, attract and ignite talent. Since our inception, clients have trusted us to help recruit world-class leadership. Today, we are a single source for leadership and talent consulting services to empower businesses and leaders to reach their goals. Our solutions range from executive recruitment and leadership development programs, to enterprise learning, succession planning and recruitment process outsourcing (RPO). Visit www.kornferry.com for more information on Korn Ferry, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely” include references to our outlook. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to the growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted operating income and operating margin, adjusted to exclude restructuring (net of recoveries) and/or transaction, integration/acquisition and separation costs;

•	adjusted net income, adjusted to exclude restructuring (net of recoveries) and/or transaction, integration/acquisition and separation costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring (net of recoveries) and/or transaction, integration/acquisition and separation costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin; and

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring (net of recoveries) and/or transaction, integration/acquisition and separation costs, and adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2013	2012	2013	2012
	(unaudited)
Fee revenue	$237,968	$196,231	$466,405	$382,925
Reimbursed out-of-pocket engagement expenses	8,269	8,568	17,419	17,897

Total revenue	246,237	204,799	483,824	400,822

Compensation and benefits	161,296	133,035	314,066	261,071
General and administrative expenses	35,795	33,317	75,666	66,760
Reimbursed expenses	8,269	8,568	17,419	17,897
Cost of services	11,132	7,318	20,641	11,782
Depreciation and amortization	6,580	4,297	12,524	8,039
Restructuring charges, net	—	15,495	3,682	15,495

Total operating expenses	223,072	202,030	443,998	381,044

Operating income	23,165	2,769	39,826	19,778
Other income, net	4,352	1,529	6,619	512
Interest expense, net	(638)	(762)	(1,229)	(1,361)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	26,879	3,536	45,216	18,929
Equity in earnings of unconsolidated subsidiaries	557	344	1,022	974
Income tax provision	8,677	2,684	16,062	8,289

Net income	$18,759	$1,196	$30,176	$11,614

Earnings per common share:
Basic	$0.39	$0.03	$0.63	$0.25

Diluted	$0.38	$0.03	$0.62	$0.24

Weighted-average common shares outstanding:
Basic	48,118	47,269	47,892	47,040

Diluted	48,816	47,834	48,748	47,658

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended October 31,				Six Months Ended October 31,
	2013		2012	% Change	2013		2012	% Change
Fee Revenue:
Executive recruitment:
North America	$75,183		$69,441	8%	$149,330		$141,547	5%
EMEA	34,221		33,142	3%	68,598		62,965	9%
Asia Pacific	21,722		18,338	18%	42,850		35,721	20%
South America	8,866		6,827	30%	15,869		14,961	6%

Total executive recruitment	139,992		127,748	10%	276,647		255,194	8%
Leadership & Talent Consulting	66,078		38,452	72%	126,140		66,844	89%
Futurestep	31,898		30,031	6%	63,618		60,887	4%

Total fee revenue	237,968		196,231	21%	466,405		382,925	22%
Reimbursed out-of-pocket engagement expenses	8,269		8,568	(3%)	17,419		17,897	(3%)

Total revenue	$246,237		$204,799	20%	$483,824		$400,822	21%

Reconciliation of Operating Income (GAAP) to Adjusted Operating Income

		Margin		Margin		Margin		Margin
Operating Income:
Executive recruitment:
North America	$15,530	20.7%	$9,017	13.0%	$31,854	21.3%	$27,091	19.1%
EMEA	5,860	17.1%	(929)	(2.8%)	11,820	17.2%	859	1.4%
Asia Pacific	4,472	20.6%	1,080	5.9%	8,972	20.9%	1,578	4.4%
South America	2,265	25.5%	1,217	17.8%	3,761	23.7%	3,306	22.1%

Total executive recruitment	28,127	20.1%	10,385	8.1%	56,407	20.4%	32,834	12.9%
Leadership & Talent Consulting	7,006	10.6%	6,252	16.3%	11,341	9.0%	10,514	15.7%
Futurestep	2,539	8.0%	237	0.8%	5,084	8.0%	3,419	5.6%
Corporate	(14,507)		(14,105)		(33,006)		(26,989)

Total operating income	$23,165	9.7%	$2,769	1.4%	$39,826	8.5%	$19,778	5.2%

Restructuring, Separation, and Integration/Acquisition Costs, net:
Executive recruitment:
North America	$—	—	$5,436	7.8%	$816	0.6%	$5,436	3.9%
EMEA	—	—	4,752	14.3%	460	0.7%	4,752	7.5%
Asia Pacific	—	—	613	3.3%	60	0.2%	613	1.7%
South America	—	—	—	—	—	—	—	—

Total executive recruitment	—	—	10,801	8.5%	1,336	0.5%	10,801	4.2%
Leadership & Talent Consulting	—	—	677	1.7%	1,149	0.9%	677	1.0%
Futurestep	—	—	3,086	10.3%	1,134	1.8%	3,086	5.1%
Corporate	2,000		931		4,957		931

Total restructuring, separation, and integration/acquisition costs, net	$2,000	0.9%	$15,495	7.9%	$8,576	1.9%	$15,495	4.0%

		Margin		Margin		Margin		Margin
Adjusted Operating Income: (Excluding Restructuring, Separation, and Integration/Acquisition Costs, net)
Executive recruitment:
North America	$15,530	20.7%	$14,453	20.8%	$32,670	21.9%	$32,527	23.0%
EMEA	5,860	17.1%	3,823	11.5%	12,280	17.9%	5,611	8.9%
Asia Pacific	4,472	20.6%	1,693	9.2%	9,032	21.1%	2,191	6.1%
South America	2,265	25.5%	1,217	17.8%	3,761	23.7%	3,306	22.1%

Total executive recruitment	28,127	20.1%	21,186	16.6%	57,743	20.9%	43,635	17.1%
Leadership & Talent Consulting	7,006	10.6%	6,929	18.0%	12,490	9.9%	11,191	16.7%
Futurestep	2,539	8.0%	3,323	11.1%	6,218	9.8%	6,505	10.7%
Corporate	(12,507)		(13,174)		(28,049)		(26,058)

Total adjusted operating income	$25,165	10.6%	$18,264	9.3%	$48,402	10.4%	$35,273	9.2%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	October 31,	April 30,
	2013	2013
	(unaudited)
ASSETS
Cash and cash equivalents	$182,628	$224,066
Marketable securities	6,531	20,347
Receivables due from clients, net of allowance for doubtful accounts of $9,775 and $9,097 respectively	199,247	161,508
Income taxes and other receivables	6,675	8,944
Deferred income taxes	2,622	3,511
Prepaid expenses and other assets	31,097	28,724

Total current assets	428,800	447,100

Marketable securities, non-current	125,754	121,569
Property and equipment, net	52,651	53,628
Cash surrender value of company owned life insurance policies, net of loans	90,898	85,873
Deferred income taxes	60,552	63,203
Goodwill	259,071	257,293
Intangible assets, net	53,879	58,187
Investments and other assets	28,841	28,376

Total assets	$1,100,446	$1,115,229

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$18,281	$19,460
Income taxes payable	9,251	5,502
Compensation and benefits payable	119,163	160,298
Other accrued liabilities	61,332	83,291

Total current liabilities	208,027	268,551

Deferred compensation and other retirement plans	167,792	159,706
Other liabilities	20,800	22,504

Total liabilities	396,619	450,761

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 61,729 and 61,022 shares issued and 49,441 and 48,734 shares outstanding, respectively	439,377	431,508
Retained earnings	266,266	236,090
Accumulated other comprehensive loss, net	(1,322)	(2,631)

Stockholders’ equity	704,321	664,967
Less: notes receivable from stockholders	(494)	(499)

Total stockholders’ equity	703,827	664,468

Total liabilities and stockholders’ equity	$1,100,446	$1,115,229

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	October 31, 2013			October 31, 2012
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$237,968		$237,968	$196,231		$196,231
Reimbursed out-of-pocket engagement expenses	8,269		8,269	8,568		8,568

Total revenue	246,237		246,237	204,799		204,799

Compensation and benefits	161,296	(2,000)	159,296	133,035		133,035
General and administrative expenses	35,795		35,795	33,317		33,317
Reimbursed expenses	8,269		8,269	8,568		8,568
Cost of services	11,132		11,132	7,318		7,318
Depreciation and amortization	6,580		6,580	4,297		4,297
Restructuring charges, net	—		—	15,495	(15,495)	—

Total operating expenses	223,072	(2,000)	221,072	202,030	(15,495)	186,535

Operating income	23,165	2,000	25,165	2,769	15,495	18,264
Other income, net	4,352		4,352	1,529		1,529
Interest expense, net	(638)		(638)	(762)		(762)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	26,879	2,000	28,879	3,536	15,495	19,031
Equity in earnings of unconsolidated subsidiaries	557		557	344		344
Income tax provision (1) (2)	8,677	791	9,468	2,684	4,889	7,573

Net income	$18,759	$1,209	$19,968	$1,196	$10,606	$11,802

Earnings per common share:
Basic	$0.39		$0.41	$0.03		$0.25

Diluted	$0.38		$0.41	$0.03		$0.25

Weighted-average common shares outstanding:
Basic	48,118		48,118	47,269		47,269

Diluted	48,816		48,816	47,834		47,834

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 33% and 40% for the as adjusted amounts for the three months ended October 31, 2013 and 2012, respectively.
(2)	The three months ended October 31, 2013, includes the tax effect on separation charges, while the three months ended October 31, 2012, includes the tax effect on restructuring charges.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Six Months Ended			Six Months Ended
	October 31, 2013			October 31, 2012
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$466,405		$466,405	$382,925		$382,925
Reimbursed out-of-pocket engagement expenses	17,419		17,419	17,897		17,897

Total revenue	483,824		483,824	400,822		400,822

Compensation and benefits	314,066	(4,500)	309,566	261,071		261,071
General and administrative expenses	75,666	(394)	75,272	66,760		66,760
Reimbursed expenses	17,419		17,419	17,897		17,897
Cost of services	20,641		20,641	11,782		11,782
Depreciation and amortization	12,524		12,524	8,039		8,039
Restructuring charges, net	3,682	(3,682)	—	15,495	(15,495)	—

Total operating expenses	443,998	(8,576)	435,422	381,044	(15,495)	365,549

Operating income	39,826	8,576	48,402	19,778	15,495	35,273
Other income, net	6,619		6,619	512		512
Interest expense, net	(1,229)		(1,229)	(1,361)		(1,361)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	45,216	8,576	53,792	18,929	15,495	34,424
Equity in earnings of unconsolidated subsidiaries	1,022		1,022	974		974
Income tax provision (1) (2)	16,062	2,796	18,858	8,289	4,889	13,178

Net income	$30,176	$5,780	$35,956	$11,614	$10,606	$22,220

Earnings per common share:
Basic	$0.63		$0.75	$0.25		$0.47

Diluted	$0.62		$0.74	$0.24		$0.47

Weighted-average common shares outstanding:
Basic	47,892		47,892	47,040		47,040

Diluted	48,748		48,748	47,658		47,658

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 35% and 38% for the as adjusted amounts for the six months ended October 31, 2013 and 2012, respectively.
(2)	The six months ended October 31, 2013 includes the tax effect on restructuring charges, separation costs, and integration/acquisition costs associated with the acquisition of PDI Ninth House, while the six months ended October 31, 2012, includes the tax effect on restructuring charges.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended October 31, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$139,992	$66,078	$31,898	$—	$237,968

Net income					$18,759
Other income, net					(4,352)
Interest expense, net					638
Equity in earnings of unconsolidated subsidiaries					(557)
Income tax provision					8,677

Operating income (loss)	$28,127	$7,006	$2,539	$(14,507)	23,165
Depreciation and amortization	2,000	3,161	440	979	6,580
Other income (loss), net	451	45	(17)	3,873	4,352
Equity in earnings of unconsolidated subsidiaries	120	—	—	437	557

EBITDA	30,698	10,212	2,962	(9,218)	34,654

EBITDA margin	21.9%	15.5%	9.3%		14.6%
Separation costs	—	—	—	2,000	2,000

Adjusted EBITDA	$30,698	$10,212	$2,962	$(7,218)	$36,654

Adjusted EBITDA margin	21.9%	15.5%	9.3%		15.4%

	Three Months Ended October 31, 2012
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$127,748	$38,452	$30,031	$—	$196,231

Net income					$1,196
Other income, net					(1,529)
Interest expense, net					762
Equity in earnings of unconsolidated subsidiaries					(344)
Income tax provision					2,684

Operating income (loss)	$10,385	$6,252	$237	$(14,105)	2,769
Depreciation and amortization	2,295	1,006	320	676	4,297
Other (loss) income, net	(108)	19	1	1,617	1,529
Equity in earnings of unconsolidated subsidiaries	(70)	—	—	414	344

EBITDA	12,502	7,277	558	(11,398)	8,939

EBITDA margin	9.8%	18.9%	1.9%		4.6%
Restructuring charges, net	10,801	677	3,086	931	15,495

Adjusted EBITDA	$23,303	$7,954	$3,644	$(10,467)	$24,434

Adjusted EBITDA margin	18.2%	20.7%	12.1%		12.5%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Six Months Ended October 31, 2013
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$276,647	$126,140	$63,618	$—	$466,405

Net income					$30,176
Other income, net					(6,619)
Interest expense, net					1,229
Equity in earnings of unconsolidated subsidiaries					(1,022)
Income tax provision					16,062

Operating income (loss)	$56,407	$11,341	$5,084	$(33,006)	39,826
Depreciation and amortization	3,778	6,058	848	1,840	12,524
Other income, net	832	53	548	5,186	6,619
Equity in earnings of unconsolidated subsidiaries	222	—	—	800	1,022

EBITDA	61,239	17,452	6,480	(25,180)	59,991

EBITDA margin	22.1%	13.8%	10.2%		12.9%
Restructuring charges, net	1,336	1,149	1,134	63	3,682
Separation costs	—	—	—	4,500	4,500
Integration/acquisition costs	—	—	—	394	394

Adjusted EBITDA	$62,575	$18,601	$7,614	$(20,223)	$68,567

Adjusted EBITDA margin	22.6%	14.7%	12.0%		14.7%

	Six Months Ended October 31, 2012
	Executive Recruitment	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$255,194	$66,844	$60,887	$—	$382,925

Net income					$11,614
Other income, net					(512)
Interest expense, net					1,361
Equity in earnings of unconsolidated subsidiaries					(974)
Income tax provision					8,289

Operating income (loss)	$32,834	$10,514	$3,419	$(26,989)	19,778
Depreciation and amortization	4,501	1,623	616	1,299	8,039
Other (loss) income, net	(50)	34	10	518	512
Equity in earnings of unconsolidated subsidiaries	157	—	—	817	974

EBITDA	37,442	12,171	4,045	(24,355)	29,303

EBITDA margin	14.7%	18.2%	6.6%		7.7%
Restructuring charges, net	10,801	677	3,086	931	15,495

Adjusted EBITDA	$48,243	$12,848	$7,131	$(23,424)	$44,798

Adjusted EBITDA margin	18.9%	19.2%	11.7%		11.7%